YP Corp. Appoints Alistair Johnson-Clague as Independent Director and Announces Departure of DeVal Johnson

MESA, Ariz.-(BUSINESS WIRE)-August 12, 2005-

YP Corp. (OTC BB: YPNT), a leading provider of Internet yellow pages and related services, announced that Alistair Johnson-Clague, President and Chief Executive Officer of Hard Dollar Corporation, has replaced DeVal Johnson on the company's board of directors.

Johnson-Clague brings to YP Corp. close to 30 years of experience working in the information technology industry. At Hard Dollar, Johnson-Clague’s team is the leading provider of integrated estimating and job control software for the construction management industry. Before joining Hard Dollar, Johnson-Clague was the President and General Manager of USinternetworking, Inc. where he led the Siebel Business Unit in application, consulting, engineering, partnering and marketing decisions. Prior to joining USinternetworking, he served as General Manager and Vice President of the Software and IBM division of Avnet, Inc. (NYSE:AVT), a Fortune 500 company specializing in the distribution of electronics, computers and software. Before Avnet, Johnson-Clague worked for 12 years at JBA Holdings Plc, the sixth largest ERP software firm in the world. He held numerous positions during his tenure at JBA, including President of JBA’s Computer and Software Solutions Divisions. In these roles, he was responsible for the overall direction of the divisions’ financial earnings and business plans, customer services, engineering, marketing and human resources functions. Johnson-Clague earned a Bachelor of Arts degree in Business Administration from Napier University in Edinburgh, Scotland.

“We are delighted to have someone of Mr. Johnson-Clague’s experience and reputation join our board,” said YP Corp. President and Chief Executive Officer Peter Bergmann in announcing the appointment. “His experience in the world of information technology and software engineering will add a new dimension of experience to our existing board. His many years of strong management and demonstrated leadership will also be integral assets as YP Corp. moves forward.”

“I am very impressed with the quality of YP Corp.’s product offering and the potential ahead of us,” stated Johnson-Clague. “I hope to make a positive contribution to the growth and profitability of the company and look forward to getting started,” he concluded.

“It has been a pleasure for me to serve as an officer and director of YP over the years,” said DeVal Johnson of his departure. “It is difficult for me to leave a company that I have been with since 1998, but the company I am currently the CEO of, Simple.Net, continues to grow rapidly and the demands on my time have grown as well.”

CEO Peter Bergmann stated “DeVal’s knowledge of the inner workings of YP Corp. and the industry will be missed. I understand his desire to focus on his growing enterprises in other fields and truly appreciate his contributions over the years.”

About YP Corp.

YP Corp., a leading provider of Internet-based Yellow Pages services, offers an Internet Advertising Package™ (“IAP”) that includes a Mini-WebPage™ and Preferred Listing through its Yellow Pages web site at www.YP.Com. The Company's web site contains listings for approximately 17 million businesses in the United States.

YP Corp. also provides an array of other Internet services that complement its Yellow Pages web site, including an Internet Dial-Up Package™ (dial-up Internet access) and QuickSite™ (web site design & hosting services).

YP Corp. is a longstanding member, exhibitor and sponsor of the two major Yellow Pages trade associations - Yellow Page Integrated Media Association (YPIMA), the major trade association of Yellow Pages publishers throughout the world, and the Association of Directory Publishers (ADP), which mostly represents independent Yellow Pages publishers. YP Corp. is based in Mesa, AZ and Las Vegas, NV. For more information, visit the web site at www.YP.Com.

Forward-looking Disclaimer

This press release may include statements that constitute "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of YP Corp. and its subsidiary to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect forward-looking statements and the Company's business generally include but are not limited to (i) the risk factors and cautionary statements made in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004; and (ii) other factors that YP Corp. is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. YP Corp. does not undertake and specifically declines any obligation to update any forward-looking statements.